   As Filed with the Securities and Exchange Commission on February 4, 2000

                                                   Registration No. 33-_________

 -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                         INFORMATION-HIGHWAY.COM, INC.
              (Exact name of issuer as specified on its charter)

           Florida                                          65-0154103
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                          #185-10751 Shellbridge Way
                  Richmond, British Columbia V6X 2W8, Canada
                   (Address of principal executive offices)

              AMENDED AND RESTATED INFORMATION-HIGHWAY.COM, INC.
                               STOCK OPTION PLAN
                           (Full title of the plan)

                 Please send copies of all communications to:

JOHN G. ROBERTSON                           JAMES L. VANDEBERG, ESQ.
President, Information-Highway.com, Inc.    Vandeberg Johnson & Gandara
#185-10751 Shellbridge Way                  600 University Street, Suite 2424
Richmond, British Columbia V6X 2W8          Seattle, Washington  98101-1192
(604) 278-5996                              (206) 464-0404

 (Name, address including zip code, telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of Securities     Amount Being     Proposed Maximum     Proposed Maximum       Amount of
 Being Registered       Registered (1)  Offering Price Per   Aggregate Offering   Registration Fee
                                             Share (2)            Price (2)
--------------------------------------------------------------------------------------------------
Common Stock, No Par
Value                      500,000            $5.22             $2,610,000.00         $689.04
--------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) This number represents shares of the Registrant's common stock, no par value per share ("Common Stock"), being registered for future issuance under the Amended and Restated Information-Highway.com, Inc. Stock Option Plan (the "Plan") pursuant to General Instruction E.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1, 3) and Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), the price per share is estimated based on the average of the high and low prices reported for shares of the Registrant's Common Stock as of January 31, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

     The contents of the registrant's registration statement on Form S-8, file number 33-91543, are incorporated by reference as though set forth here in their entirety.

Item 8.  Exhibits.

Exhibit Number    Description
--------------    -----------

     4.1*         Amended and Restated Information-Highway.com, Inc. Stock
                  Option Plan

     4.2*         Form of Stock Option Agreement

     5.1          Opinion of Vandeberg Johnson & Gandara

    23.1          Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

    23.2          Consent of Vandeberg Johnson & Gandara (see Exhibit 5.1)

* Incorporated by reference from the post-effective amendment no. 1 to the Company's registration statement on Form S-8, file number 33-91543, filed with the Securities and Exchange Commission on February 4, 2000.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, CANADA, on February 4, 2000.


                                       INFORMATION-HIGHWAY.COM, INC.


                                       /s/ John G. Robertson
                                       -------------------------------------
                                       John G. Robertson
                                       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John G. Robertson            President, Chief Executive Officer and     2/4/00
---------------------------      Director                                   ------
John G. Robertson                                                           (Date)

/s/ James L. Vandeberg           Vice-President, Chief Operating Officer    2/4/00
---------------------------      and Director                               ------
James L. Vandeberg                                                          (Date)

/s/ Jennifer Lorette             Vice-President, Chief Financial Officer,   2/4/00
---------------------------      Principal Accounting Officer and Director  ------
Jennifer Lorette                                                            (Date)

/s/ Donna M. Moroney             Director                                   2/4/00
---------------------------                                                 ------
Donna M. Moroney                                                            (Date)

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates set forth below.

INFORMATION-HIGHWAY.COM, INC. STOCK OPTION PLAN


/s/ John G. Robertson Richmond, BC          Director              2/4/00
------------------------------------                          -----------------
John G. Robertson                                                  (Date)


/s/ James L. Vandeberg Seattle, WA          Director              2/4/00
------------------------------------                          -----------------
James L. Vandeberg                                                 (Date)


/s/ Jennifer Lorette Richmond, BC           Director              2/4/00
-----------------------------------                           -----------------
Jennifer Lorette                                                   (Date)


/s/ Donna M. Moroney Richmond, BC         Director                2/4/00
-----------------------------------                           -----------------
Donna M. Moroney                                                   (Date)

                               LIST OF EXHIBITS

Exhibit Number    Description
--------------    -----------

     4.1*         Amended and Restated Information-Highway.com, Inc. Stock
                  Option Plan

     4.2*         Form of Stock Option Agreement

     5.1          Opinion of Vandeberg Johnson & Gandara

    23.1          Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

    23.2          Consent of Vandeberg Johnson & Gandara (see Exhibit 5.1)

* Incorporated by reference from the post-effective amendment no. 1 to the Company's registration statement on Form S-8, file number 33-91543, filed with the Securities and Exchange Commission on February 4, 2000.